UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 21, 2004

IMCO RECYCLING INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7170	75-2008280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 North O’Connor Blvd., Suite 1500 Central Tower at Williams Square Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(972) 401-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure

Explanatory Note

On July 21, 2004 IMCO filed with the Securities and Exchange Commission a Registration Statement on Form S-4, which included a joint proxy statement/prospectus of IMCO and Commonwealth, in addition to other relevant documents concerning their proposed merger transaction. The Form S-4 on file with the SEC has since been amended.

Investors are urged to read the joint proxy statement/prospectus and any other relevant documents filed with the SEC because they contain important information. You may obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by IMCO free of charge by requesting them in writing from IMCO or by telephone at (972) 401-7200. You may obtain documents filed with the SEC by Commonwealth free of charge by requesting them in writing from Commonwealth or by telephone at (502) 589-8100.

Cautionary Statement concerning Forward-Looking Statements

The information in this report includes information regarding the proposed business and plans and strategies for IMCO and Commonwealth as a combined company assuming their proposed merger is completed, which currently is expected to occur in the fourth quarter of 2004. This information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “will,” “look forward to” and similar expressions are intended to identify forward-looking statements.

The expectations set forth herein regarding, among other things, accretion of future earnings, achievement of annual cost savings and synergies, achievement of cash flows and sufficiency of cash flows to fund capital expenditures are only estimates regarding these matters. Actual results could differ materially from these expectations depending on factors such as:

•	inflation;

•	labor relations (i.e., disruptions, strikes or work stoppages) and labor costs;

•	changes in the pricing of metals;

•	availability of aluminum and zinc scrap at advantageous prices;

•	changes in energy prices, raw materials costs and our fuel costs;

•	competitor pricing activity and the general impact of competition;

•	our ability to obtain additional financing on acceptable terms when necessary;

•	future levels of capacity utilization at our plants;

•	automobile production growth and the increased use of aluminum in automobiles in North America and Europe;

•	changes in and customer acceptance of new technology;

•	changes in equity and debt markets;

•	the impact terrorist activities may have on the economy and our businesses in general;

•	the state of international, national, regional and local economies;

•	the success or failure of our operating plans, including our ability to manage growth;

•	whether the merger can be completed under the terms of the merger agreement; and

•	expected future financial condition, results of operations, cash flows, funds from operations, financing plans, business strategies, projected costs, capital expenditures, anticipated synergies and cost savings, competitive positions, technical capabilities, and access to capital and growth opportunities.

In addition, actual results of IMCO and Commonwealth as a combined company following completion of the merger could differ materially from the expectations set forth herein, depending on additional factors such as:

•	the ability of the combined company to integrate the operations of each entity and to realize the expected benefits of the merger;

•	the ability of the combined company to identify and implement cost savings, synergies and efficiencies in the time frame needed to achieve these expectations;

•	any loss of employees, customers or suppliers that the combined company may suffer as a result of the merger;

•	the ability of the combined company to successfully implement new marketing and sales strategies; and

•	the impact of competitive products and pricing, product development and commercialization, availability and cost of critical raw materials, the ability to effectively hedge the cost of raw materials, capacity and supply constraints or difficulties, the success of the combined company in implementing its business strategies, and other risks as detailed in the companies’ various filings with the SEC.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of the forward-looking statements contained in this report. Other unknown or unpredictable factors could also affect actual results. Consequently, there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the combined company. Given these uncertainties, we urge you not to place undue reliance on such forward-looking statements.

The forward-looking statements included in this report are made only as of the date hereof. There is no expressed or implied undertaking or obligation to update any statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

Overview of the Combined Company

Note: Information contained below concerning processing volumes, production data, rankings, the use of aluminum and zinc and other industry information is based on management estimates based on assumptions as well as data from third party sources, including data from The Aluminum Association. Such third party data is believed to be reliable, but there can be no assurance as to the accuracy or completeness of the that data. Unless otherwise noted, financial data and related information provided below for the twelve months ended June 30, 2004 give pro forma effect to the merger and certain proposed financing transactions as if they had occurred on January 1, 2003, and on June 30, 2004 for balance sheet data.

Upon completion of the merger, IMCO and Commonwealth expect that the combined company will be a global leader in aluminum recycling and the production of specification alloys and a leading manufacturer of common alloy sheet, as well as a recycler of zinc and a leading U.S. manufacturer of zinc oxide and zinc dust. The customers of the combined company will include a number of the world’s largest companies in the transportation, containers and packaging, building and construction and metal distribution industries. For the twelve months ended June 30, 2004, the combined company would have had pro forma net sales of $2.0 billion. Additionally, for the twelve-month period ended June 30, 2004, IMCO processed 3.2 billion pounds of recycled metal and specification alloys, accounting for 51% of total pro forma revenues of the companies on a combined basis, and Commonwealth’s shipments of common alloy sheet products totaled 896.9 million pounds, which accounted for 49% of such total combined revenues of the two companies. On a combined pro forma basis, no single customer accounted for more than 10% of the pro forma combined net sales and revenues of IMCO and Commonwealth in 2003, 2002, or 2001.

Competitive Strengths of the Combined Company

Leading positions in attractive industrial segments. Management believes that aluminum’s growth prospects will remain attractive due to its superior strength to weight ratio, corrosion resistance and its ability to be recycled. Furthermore, in certain industrial segments, such as transportation, aluminum is being used as a substitute for other materials. For example, the amount of aluminum used in the average automobile has increased from 166 pounds in 1991 to 274 pounds in 2003.

Flexible, efficient processing operations. IMCO and Commonwealth as a combined company should benefit from the flexibility and efficiencies of their manufacturing and recycling operations. Commonwealth has significant expertise in continuous casting of aluminum, which makes Commonwealth one of the industry’s lowest cost common alloy sheet manufacturers. Additionally, Commonwealth’s flexible direct chill process enables it to produce a wide breadth of products. IMCO’s recycling operations rely on a network of facilities that have rotary and reverbatory melting furnaces, which are believed to be among the lowest cost and most efficient furnaces in the industry. The companies believe that the vertical integration of these lower-cost, efficient operations will allow for significant operating synergies.

Scrap recycling-based business model. Unlike the majority of U.S. common alloy sheet manufacturers and global specification alloys suppliers, IMCO and Commonwealth as a combined company will have the advantage of being able to use either primary or scrap aluminum. Commonwealth’s rolled product facilities and IMCO’s specification alloys facilities have been designed to use scrap aluminum but are capable of using primary aluminum. Historically, scrap aluminum has consistently been less expensive than primary aluminum. IMCO and Commonwealth believe that the use of scrap aluminum will continue to offer cost advantages for the combined company’s rolled products business. Furthermore, if primary domestic aluminum production continues to decline, the combined company’s recycling and alloy business should offer customers the logistical benefits of a domestic source of aluminum supply.

Geographically well-positioned manufacturing and distribution networks. IMCO’s and Commonwealth’s U.S. facilities are strategically positioned in the manufacturing regions where the majority of aluminum and zinc consumers are located. Moreover, they are generally situated within close proximity to a number of their large customers, which gives them the ability to provide service enhancements, such as just-in-time delivery of molten metal. IMCO’s international operations benefit from similar strategic locations. Examples of this strategic positioning include the following:

•	Both companies’ domestic operations are located near major aluminum producers and fabricators, diecasters, automotive companies, steel companies and other processors;

•	IMCO’s German operations are positioned to serve the European automotive segment;

•	IMCO’s Mexican operation is located near the largest aluminum cylinder head and engine block casting facility in the Western Hemisphere; and

•	IMCO’s Brazilian operation is located adjacent to the largest can sheet manufacturer in Brazil.

Reduced exposure to commodity price fluctuations. IMCO and Commonwealth plan to mitigate the impact of metal price fluctuations by:

•	pursuing tolling arrangements, which eliminate exposure to aluminum and zinc price fluctuations;

•	utilizing formula pricing in the rolled products business, such as market-based primary aluminum price plus a conversion fee;

•	aligning metal purchases with metal sales; and

•	hedging open market positions with the use of financial derivatives.

These techniques should help to minimize both margin and inventory risk consistent with the need to allow for continuous operation of production facilities. Additionally,

the combined company will seek to mitigate the effects of natural gas volatility through the use of financial derivatives as well as through price escalators, such as those contained in many of the long-term supply agreements with IMCO’s recycling customers.

Long-term customer relationships. IMCO and Commonwealth have long-standing relationships with many of their largest customers, including Alcoa, General Motors (GM), Alcan, DaimlerChrysler and NEMAK. IMCO and Commonwealth believe these relationships will offer a consistent base of customer demand and allow the combined company to plan and manage its operations more effectively. Long-term customer relationships should also allow the combined company to be more effective in handling its customers’ needs, thereby providing them with superior service. For example, these types of close working relationships have allowed the companies to offer just-in-time inventory management to customers serving multiple industries. The mutual benefits of these long-term relationships also tend to cause significantly higher customer switching costs. Furthermore, as IMCO’s customer base has expanded globally, a number of IMCO’s long-term customers have encouraged IMCO to expand its operations to service them.

Experienced management team with proven, new senior leadership. The combined company will have the benefit of talented people from each organization, many of whom have a broad base of metals industry experience, to promote best practices and achieve efficiencies and growth within the combined company. Additionally, on completion of the merger, the combined company will be led by an executive management team with a prior record of achievement at Noveon International, Inc., a specialty chemical company. IMCO and Commonwealth believe that the addition of this new senior management team will contribute to a successful integration process and should create a value-oriented culture within the combined company’s organization.

Business Strategy

Achieve operating synergies through focused integration. It is anticipated that the combined company will achieve synergies by adopting new metals sourcing initiatives, leveraging purchasing volume, eliminating duplicative costs resulting from shared services and integrating the combined company’s recycling and alloy business with its rolled products business to achieve additional operational efficiencies.

Focus on productivity improvements and capacity utilization. IMCO and Commonwealth expect there will be significant opportunities to reduce manufacturing costs by implementing new initiatives, leaner manufacturing practices and expanded preventative maintenance practices. Considerable emphasis is expected to be placed on maximizing capacity utilization rates at the combined company’s plants as a means of increasing profitability. This would be accomplished by pursuing both long-term contractual arrangements with many of the largest existing customers and additional opportunities with new customers. In addition, the combined company’s production network should enable it to reallocate processing work among its various facilities, thereby maximizing capacity utilization and balancing demand. These productivity processes should also enable the combined company to optimize working capital and increase cash flow.

Enhance business and product mix. IMCO and Commonwealth believe there are numerous opportunities to improve the mix of business for the combined company. One will be to expand the capabilities of Commonwealth’s continuous casting operations through manufacturing improvements to produce higher value common alloy sheet. Commonwealth believes that increasing the range of alloys produced by this particular aluminum rolling process could significantly improve its competitiveness, since it is a lower cost manufacturing technique. IMCO and Commonwealth as a combined company also expect to continue plans to supply higher value alloys targeting the transportation industry, taking advantage of increasing aluminum content per vehicle. Additionally, the combined company will seek to increase its tolling business, which allows for meaningful profit growth potential without significant investment in working capital or exposure to commodity price risk.

Expand in selected international regions. IMCO and Commonwealth expect the combined company to selectively pursue opportunities in foreign locales where long-term processing arrangements can be secured and attractive returns can be achieved. One opportunity recently announced by IMCO involves establishing a new facility near Stuttgart, Germany to support DaimlerChrysler and other European customers. Additionally, the combination of IMCO’s efficient furnaces and processing techniques and Commonwealth’s low cost continuous cast technologies should provide the combined company with a business model believed by management of both companies to be competitive and possibly exportable to emerging economies.

Opportunistically pursue acquisition targets and strategic alliances. In recent years, the aluminum industry has seen significant global consolidation among the larger, primary producing suppliers. IMCO and Commonwealth believe that a number of potential consolidation opportunities exist in both the rolled products and recycling and alloy businesses, and the combined company will evaluate these opportunities as potential enhancements to its existing operating platforms. Strategic alliances, where appropriate, will be considered in order to achieve operational efficiencies or expand product offerings.

Recent Developments of the Combined Company

Although neither IMCO nor Commonwealth have yet announced their respective third quarter results, on a preliminary combined pro forma basis after giving effect to the merger and the financing transactions, the combined company would have had $23.5 million of cash (including restricted cash) and total debt of $423.2 million as of September 30, 2004. These figures compare favorably to a combined pro forma cash (including restricted cash) balance of $36.1 million and total debt of $467.5 million as of June 30, 2004.

On October 20, 2004, IMCO announced that, due principally to a customer bankruptcy in the third quarter ended September 30, 2004, results for that quarter are expected to be a loss in the range $0.02 to $0.03 per share, compared to a $0.02 per share loss reported in the third quarter of 2003.

These amounts are preliminary and are subject to IMCO’s management and independent auditors completing their customary quarterly closing and review procedures.

Limitation On Incorporation By Reference

In accordance with General Instruction B.2 to Form 8-K, the information set forth in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01 Other Events.

Settlement of Bland Litigation

In 1998, an employee filed a personal injury claim against IMCO in Missouri state court (the Bland case). In August 2002 the trial court entered a final judgment against IMCO for $4.0 million. In connection with this matter, IMCO also became involved in litigation (i)

in Missouri state court with the surety for the appeal bond that was levied to secure the judgment in the Bland case, and (ii) in federal district court in Missouri with its umbrella coverage insurer to resolve a dispute as to coverage in the Bland case. In March 2004, the federal district court entered a judgment in IMCO’s favor, and in July 2004, IMCO recovered a portion of its attorneys’ fees claimed in that matter. In October 2004, IMCO entered into a final settlement agreement, resolving all litigation relating to the Bland case and resulting in no liability for IMCO.

Proposed Notes Placement

On October 21, 2004, IMCO issued a press release pursuant to Rule 135c under the Securities Act, announcing its intention to sell, subject to market and other conditions, $125 million aggregate principal amount of senior unsecured notes due 2014 in a proposed private, unregistered offering to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act and to persons outside of the United States.

The foregoing is qualified by reference to the press release that is attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

The information contained in this Section 8.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the securities to be offered and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The securities to be offered have not been registered under the Securities Act or the securities or blue sky laws of any jurisdiction and, unless registered, may not be offered or sold except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable securities laws of any other jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCO RECYCLING INC.

Dated: October 21,2004	/s/ Robert R. Holian
Robert R. Holian
Senior Vice President and Controller

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release dated October 21, 2004.